Exhibit 99.4

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of an investment in Class A Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). No rulings have been or will be sought from the IRS with respect to any of the tax consequences discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

The following discussion does not purport to be a full description of all U.S. federal income tax considerations that may be relevant to a holder of Class A Common Stock (the “Class A stockholder”) in light of such Class A stockholder’s particular circumstances. Furthermore, this discussion does not address the U.S. federal income tax considerations applicable to Class A stockholders subject to special rules, such as former U.S. citizens or residents, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, banks or other financial institutions, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons required to accelerate the recognition of an item of gross income as a result of such income being recognized on an applicable financial statement, charitable remainder unit trusts, common trust funds, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, persons who are non-U.S. persons, and persons whose “functional currency” is not the U.S. dollar. In addition, this discussion does not include any description of the tax laws of any state, local or non-U.S. government or any U.S. tax laws other than U.S. federal income tax law including estate and gift tax consequences, the net investment tax, and the alternative minimum tax.

For purposes of this discussion, “U.S. Holder” means a Class A stockholder that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a Class A stockholder that is neither a U.S. Holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

U.S. Federal Income Tax Consequences to U.S. Holders of Owning and Disposing of Class A Common Stock

Dividends and Other Distributions

Dividends and other distributions with respect to Class A Common Stock should constitute “qualified dividends” for U.S. federal income tax purposes to the extent paid from the Corporation’s current or accumulated “earnings and profits” (as determined under U.S. federal income tax principles), provided that the requisite holding period is met. To the extent that the amount of a dividend or other distribution exceeds the Corporation’s current and accumulated earnings and profits, such dividend or other distribution will first be treated as a non-taxable return of capital to the extent of (and reducing, but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Common Stock and thereafter be treated as capital gain from the sale or exchange of such Class A Common Stock.

Non-corporate U.S. Holders that receive dividends or other distributions on the Class A Common Stock that are treated as “qualified dividends” for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at the reduced long-term capital gains rate, provided certain holding period requirements are met. If a dividend or other distribution or a portion thereof on the Class A Common Stock fails to qualify as a dividend for U.S. federal income tax purposes, corporate U.S. Holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution or portion thereof. Corporate U.S. Holders should also consider the effect of Section 1059 of the Code, which, under certain circumstances, requires a U.S. Holder to reduce the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends received deduction.

Gain or Loss on Disposition

A U.S. Holder generally will recognize capital gain or loss on a sale, exchange, certain redemption, or other taxable disposition of Class A Common Stock in an amount equal to the difference, if any, between (i) the amount realized upon the disposition of such Class A Common Stock and (ii) the U.S. Holder’s adjusted tax basis in such Class A Common Stock. A U.S. Holder’s tax basis in its Class A Common Stock generally will be equal to the amount paid for such stock reduced (but not below zero) by distributions received on such stock that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock sold or disposed of is more than one year at the time of such taxable disposition. Long-term capital gains of individuals are generally subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with dividends or other distributions made on, or proceeds from the disposition of, a U.S. Holder’s Class A Common Stock unless such U.S. Holder is an exempt recipient. A U.S. Holder may be subject to U.S. backup withholding on dividends or other distributions made on, or proceeds from the disposition of, Class A Common Stock, unless such U.S. Holder provides the applicable withholding agent with proof of its exemption from backup withholding or furnishes the applicable withholding agent with its taxpayer identification number, certified under penalties of perjury, and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of Class A Common Stock

Distributions on the Class A Common Stock

Dividends or other distributions of cash or property, other than certain pro rata dividends or other distributions of Class A Common Stock, that are paid on the Class A Common Stock will be taxable as dividends for U.S. federal income tax purposes to the extent paid from the Corporation’s current or accumulated “earnings and profits” (as determined under U.S. federal income tax principles). Subject to the requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which are discussed below, distributions paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. If the amount of a dividend or other distribution exceeds the Corporation’s current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in the Class A Common Stock, and thereafter will be treated as capital gain. To obtain a reduced rate of withholding under an applicable income tax treaty for dividends paid, a Non-U.S. Holder will be required to provide an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or applicable successor form), certifying its entitlement to benefits under such treaty. The withholding of U.S. federal income tax does not apply to dividends paid to a Non-U.S. Holder who provides an Internal Revenue Service Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, where a treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder). Instead, the effectively connected dividends, net of specified deductions and credits, will be subject to regular U.S. federal income tax at the regular U.S. federal income tax rates applicable to U.S. residents. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain or Loss on Disposition

A Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain recognized from the sale or exchange of Class A Common Stock unless the gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case gain will be subject to taxation at regular U.S. federal income tax rates and may also be subject to a “branch profits tax” at a 30% rate (or a reduced rate under an applicable tax treaty).

Information Reporting and Backup Withholding

A Non-U.S. Holder may be subject to backup withholding with respect to the proceeds from the sale of exchange of Class A Common Stock, unless, generally, the Non-U.S. Holder or other payee certifies under penalties of perjury on the appropriate IRS Form W-8 that such Non-U.S. Holder or other payee is not a U.S. person or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules.

FATCA

Provisions of the Code commonly known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends or gross proceeds from the disposition of our Class A Common Stock paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding and certification obligations; (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies any “substantial” owner (generally, any specified U.S. person who owns, directly or indirectly, more than a specified percentage of such entity), or (iii) the foreign entity is otherwise exempt under FATCA.

Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of the tax, and a Non-U.S. Holder might be required to file a United States federal income tax return to claim such refunds or credits. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. Holders are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the Corporation’s

Class A Common Stock, and the entities through which they hold such stock, including, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Recently issued proposed Treasury regulations provide that the gross proceeds from a disposition of stock, such as the Class A Common Stock, is not subject to the 30% U.S. federal withholding tax described above. With limited exceptions, the IRS and Treasury Department provide that taxpayers may general rely on these proposed Treasury regulations until final Treasury regulations are issued.